Exhibit 24.4
POWER OF ATTORNEY
     We, the undersigned directors of EverBank Financial Corp, hereby severally constitute and appoint Thomas A. Hajda (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/s/ Gerald S. Armstrong	August 11, 2011

Gerald S. Armstrong

/s/ Joseph D. Hinkel	August 14, 2011

Joseph D. Hinkel